Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of Sigma Additive Solutions, Inc. of our report dated March 24, 2022, relating to our audits of the December 31, 2021 and 2020 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

February 10, 2023